Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 2 to Registration Statement on Form S-4 of TPG Pace Tech Opportunities Corp. of our report dated March 19, 2021 relating to the financial statements of Live Learning Technologies LLC d/b/a Nerdy, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

St. Louis, Missouri

June 22, 2021